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                                                                    EXHIBIT 5(A)






                                February 9, 2001




Russell Corporation
755 Lee Street
Alexander City, Alabama  35011


Ladies and Gentlemen:

                  In our capacity as counsel for Russell Corporation, an Alabama corporation (the "Company"), we have examined the Registration Statement on Form S-8 (the "Registration Statement"), in form as proposed to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, relating to the registration by the Company of up to 1,500,000 additional shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), pursuant to the Russell Corporation Executive Incentive Plan, (formerly known as the 1993 Executive Long-Term Incentive Plan)(the "Plan"). In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

                  Based upon the foregoing, we are of the opinion that:

                  1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Alabama;

                  2. The Plan has been duly and validly authorized and adopted, and the shares of the Common Stock of the Company to be offered under the Registration Statement have been duly authorized and, when issued and delivered in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the above-referenced Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to this firm under the caption "Interests of Named Experts and Counsel" in Item 5 Part II of the Registration Statement.

                                   Very truly yours,


                                   /s/ BRADLEY ARANT ROSE & WHITE LLP